UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2013

Belden Inc.

(Exact name of registrant as specified in its charter)

001-12561

(Commission File Number)

Delaware	36-3601505
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of principal executive offices) (Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 10, 2013, Belden Inc. (the “Company”) issued a press release announcing that it intends to commence a private offering of senior subordinated notes due 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

This Current Report on Form 8-K is also being filed by the Company to provide investors with unaudited combined condensed pro forma financial information for the year ended December 31, 2012 in connection with the Company’s acquisition of PPC Broadband, Inc., SKT International Holdings B.V. (collectively “PPC”) and Miranda Technologies Inc. (“Miranda”). The unaudited pro forma financial information of the Company to give effect to the PPC acquisition and the Miranda acquisition is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Company news release dated March 10, 2013, titled “Belden Announces €200 Million Private Offering of Senior Subordinated Notes”

99.2	Unaudited combined condensed pro forma financial information for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Dated: March 11, 2013	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel